UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

JACUZZI BRANDS, INC.

(Name of Registrant as Specified in its Charter)

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      The following press release was issued by Jacuzzi Brands, Inc. on January 16, 2007:

CONTACTS:
Jacuzzi Brands, Inc.	The Equity Group Inc.
Diana Burton, VP – Investor Relations	Devin Sullivan
(561) 514-3850	(212) 836-9608

Georgeson Inc.	Joele Frank, Wilkinson Brimmer Katcher
Donna Ackerly	Matthew Sherman
(212) 440-9800	(212) 355-4449

ISS RECOMMENDS THAT JACUZZI BRANDS STOCKHOLDERS VOTE “FOR”
PROPOSED MERGER WITH APOLLO MANAGEMENT

WEST PALM BEACH, FL – January 16, 2007 – Jacuzzi Brands, Inc. (NYSE: JJZ) today announced that Institutional Shareholder Services (ISS) recommends that Jacuzzi Brands’ stockholders vote “FOR” the proposed merger with affiliates of Apollo Management L.P. at the Company’s January 25, 2007 Annual Meeting of Stockholders. Stockholders of record as of the close of business on December 11, 2006 will be entitled to vote at the meeting.

ISS is a leading independent U.S. proxy advisory firm and its voting analyses and recommendations are relied upon by hundreds of major institutional investment funds, mutual funds and fiduciaries throughout the country.

“We are pleased that ISS recommends that Jacuzzi Brands’ stockholders vote FOR our proposed merger with Apollo,” said Thomas B. Waldin, Chairman of the Board of Jacuzzi Brands. “Our Board of Directors, with the assistance of our financial and legal advisors, conducted an extensive and thorough review of the Company’s business and operations, and concluded that the proposed merger with Apollo is the best alternative for Jacuzzi Brands and its stockholders. We look forward to closing the transaction and urge all Jacuzzi Brands stockholders to vote FOR the proposed merger with Apollo today.”

In recommending that Jacuzzi Brands’ stockholders vote “FOR” the proposed merger with Apollo, ISS stated:

“Based on our review of the terms of the transaction and the factors described above, specifically the market premium, the lack of a higher bid despite the low termination fee, and the relatively subdued outlook for the Bath segment, we believe that the merger agreement warrants shareholder support.”*

*Permission to use quotations from the ISS report was neither sought nor obtained.

On October 11, 2006, Jacuzzi Brands, Inc. and affiliates of Apollo Management L.P. entered into a definitive merger agreement, pursuant to which Apollo would acquire all of the outstanding common stock of Jacuzzi Brands for $12.50 per share in cash and assume all outstanding debt, valuing the total transaction at approximately $1.25 billion. The transaction is subject to Jacuzzi Brands’ stockholder approval and other customary conditions and is expected to close in early to mid-February 2007.

Stockholders are encouraged to read Jacuzzi Brands’ definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the Jacuzzi Brands’ Board of Directors’ recommendation that stockholders vote “FOR” the approval and adoption of the merger agreement and the merger.

The vote of Jacuzzi Brands’ stockholders is very important regardless of the number of shares of common stock they own. Whether or not stockholders are able to attend the Annual Meeting in person, they should complete, sign and date the proxy card and return it in the prepaid and addressed envelope as soon as possible. If stockholders fail to return their proxy cards, fail to attend the Annual Meeting and vote in person, or fail to register their vote by telephone, the effect will be that their shares will not be counted for purposes of determining whether a quorum is present at the Annual Meeting and, if a quorum is present, the failure to vote will have the same legal effect as a vote against approval of the merger agreement and the merger.

Stockholders who have questions about the merger, need assistance in submitting their proxy or voting their shares should contact the Company’s proxy solicitor, Georgeson Inc., 17 State Street, New York, New York 10004, Telephone: (212) 440-9800 or toll-free at (866) 238-7667.

About Jacuzzi Brands
Jacuzzi Brands, Inc., through its subsidiaries, is a global manufacturer and distributor of branded bath and plumbing products for the residential, commercial and institutional markets. These include whirlpool baths, spas, showers, sanitary ware and bathtubs, as well as professional grade drainage, water control, commercial faucets and other plumbing products. Our products are marketed under our portfolio of brand names, including JACUZZI®, SUNDANCE®, ZURN®, and ASTRACAST®. Learn more at www.jacuzzibrands.com.

Important Information for Investors and Stockholders
In connection with the proposed merger, Jacuzzi Brands filed a proxy statement with the Securities and Exchange Commission on January 5, 2007. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS

TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant documents may be obtained free of charge at the SEC’s website, www.sec.gov, or from Jacuzzi Brands by directing such request to Jacuzzi Brands, Attention: Diana Burton, Vice President - Investor Relations, Phillips Point – West Tower, 777 South Flagler Drive, Suite 1100, West Palm Beach, FL 33401. Telephone: (561) 514-3850.

Jacuzzi Brands and its directors, executive officers and other members of management and its employees may be deemed to be participants in the solicitation of proxies from the stockholders of Jacuzzi Brands in connection with the merger. Information about Jacuzzi Brands’ directors and executive officers is set forth in Jacuzzi Brands’ proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed merger.

Disclosure Concerning Forward-Looking Statements
Any forward-looking statements made within this release, including Jacuzzi Brands’ current expectations with respect to the completion of the proposed transaction, future market conditions, future operating results and other plans, represent management’s best judgment as to what may occur in the future and are intended to fall within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “may,” “will,” “should,” “shall,” and similar expressions typically identify such forward-looking statements. Even though Jacuzzi Brands believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. In particular, various economic and competitive factors, including those outside our control, such as interest rates, foreign currency exchange rates, inflation rates, instability in domestic and foreign financial markets, terrorist acts, consumer spending patterns, energy costs and availability, freight costs, availability of consumer and commercial credit, adverse weather, levels of residential and commercial construction, and changes in raw material and component costs, and the credit worthiness of our customers, insurers, and investees, and other factors contained in Jacuzzi Brands’ filings with the Securities and Exchange Commission could cause our actual results during future years, and other future expectations to differ materially from those expressed in this press release.